                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report on Form 10-K of The J. M. Smucker Company of our report dated June 10, 1997, included in the 1997 Annual Report to Shareholders of The J. M. Smucker Company.

Our audit also included the financial statement schedule of The J. M. Smucker Company listed in item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-21273 and Form S-8 No. 33-38011) pertaining to the 1987 Stock Option Plan of our report dated June 10, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report on Form 10-K of The J. M. Smucker Company.

                                                        ERNST & YOUNG LLP

Akron, Ohio
July 18, 1997